Loan No. [LOAN NUMBER]

(Space Above For Recording Use)

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM PRINCIPAL AMOUNT OF THE INDEBTEDNESS SECURED BY THIS MORTGAGE IS $5,000,000, TOGETHER WITH SUCH ADDITIONAL AMOUNTS AS MAY BE ADVANCED BY MORTGAGEE AND FOR WHICH NO MORTGAGE REGISTRATION TAX IS PAYABLE PURSUANT TO MINNESOTA STATUTES ANNOTATED SECTION 287.05, SUBD. 4. THE SECURED PRINCIPAL AMOUNT SHALL BE REDUCED ONLY BY THE LAST AND FINAL SUMS THAT THE BORROWER REPAYS WITH RESPECT TO THE LOAN EVIDENCED BY THE LOAN AGREEMENT AND REPLACEMENT NOTES AND SHALL NOT BE REDUCED BY ANY INTERVENING REPAYMENTS OF THE LOAN BY BORROWER SUCH THAT SO LONG AS THE PRINCIPAL BALANCE OF THE LOAN EXCEEDS SUCH MAXIMUM AMOUNT ANY SUCH REPAYMENT SHALL NOT BE DEEMED APPLIED AGAINST, OR TO REDUCE, THE PRINCIPAL PORTION OF THE LOAN SECURED BY THIS MORTGAGE.

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FINANCING STATEMENT

NAME OF
MORTGAGOR(S):                                           EAGLE IV REALTY, LLC

NAME OF
MORTGAGEE:                                  WELLS FARGO BANK, NATIONAL ASSOCIATION

853664v9   012381.0100

Loan No. [LOAN NUMBER]

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS

AND FIXTURE FINANCING STATEMENT

THE PARTIES TO THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FINANCING STATEMENT (“Mortgage”), made as of _________________, 2011, are EAGLE IV REALTY, LLC, (“Mortgagor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Mortgagee”).

ARTICLE 1.   GRANT

1.1.
GRANT.  For the purposes of and upon the terms and conditions in this Mortgage, Mortgagor irrevocably grants, conveys, bargains, mortgages, encumbers, assigns, transfers, hypothecates, pledges, sets over, and grants a security interest and assigns to Mortgagee, with power of sale and right of entry and possession, all of that real property located in the City of Maple Grove, County of Hennepin, State of Minnesota, described on Exhibit A attached hereto, together with all buildings and other improvements, fixtures and equipment now or hereafter located on the real property, all right, title, interest, and privileges of Mortgagor, if any, in and to all streets, roads, and alleys used in connection with or pertaining to such real property, all water and water rights,  minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, all appurtenances, easements, rights and rights of way appurtenant or related thereto, and all air rights, development rights and credits, licenses and permits related to the real property.  All interest or estate which Mortgagor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing are collectively referred to herein as the “Property”.  The listing of specific rights or property shall not be interpreted as a limit of general terms.

1.2.
WARRANTY OF TITLE; USE OF PROPERTY.  Mortgagor warrants that it is the sole owner of good and marketable unencumbered fee simple title to the Property, subject only to those exceptions approved by Mortgagee in writing as set forth in the loan title policy issued to Mortgagee.  Mortgagor warrants that the Property is not used principally for agricultural or farming purposes, and that the Property is not homestead property.

ARTICLE 2.    OBLIGATIONS SECURED

2.1.
OBLIGATIONS SECURED.  Mortgagor makes this Mortgage for the purpose of securing:  (a) the performance of the obligations contained herein and in that certain Loan Agreement dated of even date herewith to which SB PARTNERS  (“Borrower”) and Mortgagee are parties (“Loan Agreement”); (b) the payment of the Loan; provided, however, that the maximum principal amount that is, or under any contingency may be, secured by the Mortgage shall be FIVE MILLION AND NO/100 DOLLARS ($5,000,000), together with such additional amounts as may be payable pursuant to Minnesota Statutes Annotated Section 287.05, Subd. 4, with interest thereon, according to the terms of the Loan Agreement and those certain Replacement Notes, as defined in the Loan Agreement, of even date herewith, executed by Borrower, and payable to Mortgagee, as lender; (c) payment to Mortgagee of all liability, whether liquidated or unliquidated, defined, contingent, conditional or of any other nature whatsoever, and performance of all other obligations, arising under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Mortgagee in connection with the Replacement Notes; (d) any and all extensions, renewals, or modifications of the Replacement Notes and Loan Agreement, whether the same be in greater or lesser amounts; and (e) payment and performance of any future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Borrower, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Mortgage (collectively, the “Secured Obligations”).

2.2.
INCORPORATION.  The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Secured Obligations, together with all costs of collecting the Secured Obligations.  All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference.  All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and the rate of interest on one or more Secured Obligations may vary from time to time.

ARTICLE 3.    ASSIGNMENT OF LEASES AND RENTS

3.1.
ASSIGNMENT.   Mortgagor hereby irrevocably assigns to Mortgagee all of Mortgagor’s right, title and interest in, to and under:  (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing, occupancy or operation of the Property, whether such leases, licenses and agreements are now existing or entered into after the date hereof (“Leases”) and (b) the rents, issues, revenues, receipts, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Mortgagor under the Leases (“Rents”).  The term “Leases” shall also include all subleases and other agreements for the use or occupancy of the Property, all guarantees of and security for the tenant’s performance thereunder, the right to exercise any landlord’s liens and other remedies to which the landlord is entitled, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder.  This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee’s right to the Leases and Rents is not contingent, upon and may be exercised without, possession of the Property.

3.2.
GRANT OF LICENSE.  Mortgagee confers upon Mortgagor a revocable license (“License”) to collect and retain the Rents as they become due and payable and to enforce the terms of the Leases in the ordinary course of business, until the occurrence of a Default (as hereinafter defined).  Upon a Default, the License shall be automatically revoked and Mortgagee may collect and apply the Rents pursuant to the terms hereof without notice and without taking possession of the Property.  All Rents thereafter collected by Mortgagor shall be held by Mortgagor as trustee under a constructive trust for the benefit of Mortgagee.  Upon a Default, Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rentals or other sums which may at any time become due under the Leases, or for the performance of any of the tenants’ undertakings under the Leases, and the tenants shall have no duty to inquire as to whether any Default has actually occurred or is then existing.  Mortgagor hereby relieves the tenants from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee.  Mortgagee shall apply, in its sole discretion, any Rents so collected by Mortgagee against any of the Secured Obligations, whether existing on the date hereof or hereafter arising.  Collection of any Rents by Mortgagee shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice.

3.3.
EFFECT OF ASSIGNMENT.  The foregoing irrevocable assignment shall not cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or any other parties, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; (d) responsible for or under any duty to produce rents or profits; or (e) directly or indirectly liable to Mortgagor or any other person as a consequence of the exercise or failure to exercise any of the rights, remedies or powers granted to Mortgagee hereunder or to perform or discharge any obligation, duty or liability of Mortgagor arising under the Leases.

ARTICLE 4.    SECURITY AGREEMENT AND FIXTURE FILING

4.1.
SECURITY INTEREST.  Mortgagor hereby grants and assigns to Mortgagee a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property to the extent Mortgagor now or at any time hereafter has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, inventory, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein and supporting information, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on the Property; together with all Rents and other rents and security deposits derived from the Property; all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, general intangibles, payment intangibles, software, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, proceeds of the sale of promissory notes, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing, operation, sale or disposition of the Property or any business now or hereafter conducted thereon by Mortgagor; all development rights and credits,  and any and all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all water and water rights, wells and well rights, canals and canal rights, ditches and ditch rights, springs and spring rights, and reservoirs and reservoir rights appurtenant to or associated with the Property, whether decreed or undecreed, tributary, non-tributary or not non-tributary, surface or underground or appropriated or unappropriated, and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any of such rights, all deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the Property; all advance payments of insurance premiums made by Mortgagor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof; all of Mortgagor’s right, title and interest, now or hereafter acquired, to the payment of money from Mortgagee to Mortgagor under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Mortgagor and Mortgagee in connection with the Replacement Notes; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a “fixture” under applicable law, this Mortgage is intended to constitute a fixture filing within the Minnesota Uniform Commercial Code, as amended or recodified from time to time, for the state wherein the Property is located (“UCC”).

4.2.
RIGHTS OF MORTGAGEE.  Upon the occurrence of a Default (as hereinafter defined) Mortgagee shall have all the rights of a “Secured Party” under the UCC.  In addition to such rights, Mortgagee may, but shall not be obligated to, at any time without notice and at the expense of Mortgagor: (a) give notice to any person of Mortgagee’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Mortgagee therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Mortgagor under or from the Collateral.  Mortgagee may: (i) upon written notice, require Mortgagor to assemble any or all of the Collateral and make it available to Mortgagee at a place designated by Mortgagee; (ii) without prior notice, enter upon the Property or other place where any of the Collateral may be located and take possession of, collect, sell, and dispose of any or all of the Collateral, and store the same at locations acceptable to Mortgagee at Mortgagor’s expense; and/or (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales.  Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under the UCC or other applicable law.

Mortgagor acknowledges and agrees that a disposition of the Collateral in accordance with Mortgagee’s rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 10 days prior notice of such disposition is commercially reasonable notice.  Mortgagor further agrees that any sale or other disposition of all or any portion of the Collateral may be applied by Mortgagee first to the reasonable expenses in connection therewith, including reasonable attorneys’ fees and disbursements, and then to the payment of the Secured Obligations.

4.3.	FIXTURE FILING. This instrument shall be deemed to be a Fixture Filing within the meaning of the Minnesota Uniform Commercial Code, and for such purpose, the following information is given:

(a)	Name and address of Debtor: Eagle IV Realty, LLC
c/o Sentinel Real Estate Corporation
                      1251 Avenue of the Americas
New York, New York 10020
Attn: George N. Tietjen, III
Organizational I.D. No. 3529764

(b)	Name and address of
Secured Party:	Wells Fargo Bank, National Association
Special Situations Group
375 Park Avenue, 5th Floor
New York, NY 10152
Attn: Michael Cook

(c)	Description of the types The Property and Collateral described above
(or items) of property covered
by this Fixture Filing:

(d)	Description of real estate See Exhibit A hereto
to which the collateral is
attached or upon which it
is or will be located:

Some of the above described collateral is or is to become fixtures upon the above described real estate, and this Fixture Filing is to be filed for record in the public real estate records.

4.4.
REPRESENTATIONS, WARRANTIES AND COVENANTS.  Mortgagor represents and warrants that: (a) Mortgagor’s principal place of business is located at the address shown in Section 7.8 below; and (b) Mortgagor’s legal name is exactly as set forth on the first page of this Mortgage and all of Mortgagor’s organizational documents or agreements delivered to Mortgagee are complete and accurate in every respect.  Mortgagor agrees: (a) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Mortgagee 30 days prior written notice thereof; (b) to cooperate with Mortgagee in perfecting all security interests granted herein and in obtaining such agreements from third parties as Mortgagee deems necessary, proper or convenient in connection with the creation, preservation, perfection, priority or enforcement of any of its rights hereunder; and (c) that Mortgagee is authorized to file financing statements in the name of Mortgagor to perfect Mortgagee’s security interest in the Collateral.

ARTICLE 5.    RIGHTS AND DUTIES OF THE PARTIES

5.1.
PERFORMANCE OF SECURED OBLIGATIONS.  If Borrower fails to timely pay or perform any portion of the Secured Obligations (including taxes, assessments and insurance premiums), or if a legal proceeding is commenced that may significantly affect Mortgagee’s rights in the Property, then Mortgagee may (but is not obligated to), at Borrower’s and/or Mortgagor’s expense, take such action as it considers to be necessary to protect the value of the Property and Mortgagee’s rights in the Property, including the retaining of counsel, and any reasonable amount so expended by Mortgagee will be added to the Secured Obligations and will be payable by Mortgagor to Mortgagee on demand, together with interest thereon from the date of advance until paid at the default rate provided in the Loan Agreement.

5.2.
TAXES AND ASSESSMENTS.  Mortgagor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed upon the Property by any public authority or upon Mortgagee by reason of its interest in any Secured Obligation or in the Property, or by reason of any payment made to Mortgagee pursuant to any Secured Obligation; provided, however, Mortgagor shall have no obligation to pay taxes which may be imposed from time to time upon Mortgagee and which are measured by and imposed upon Mortgagee’s net income.

5.3.
LIENS, ENCUMBRANCES AND CHARGES.  Mortgagor shall immediately discharge any lien not approved by Mortgagee in writing that has or may attain priority over this Mortgage (except the lien for real estate taxes provided such taxes are timely paid).

5.4.
DUE ON SALE OR ENCUMBRANCE.  Mortgagor shall not make or permit any “Transfer” of the Property or portion thereof which is not a “Permitted Transfer”. If a “Transfer” of the Property or any portion thereof is made which is not a “Permitted Transfer”, THEN Mortgagee, in its sole discretion, may at anytime thereafter declare all Secured Obligations immediately due and payable.  The Mortgage shall be released as to the Property (or as to that portion of the Property which is being transferred pursuant to a “Permitted Transfer”, as defined in the Loan Agreement) upon satisfaction of all of the following conditions precedent: (i) the Replacement Notes shall have been repaid in full, including, without limitation, principal and interest and other sums due on the Loan, or, in the event of a “Permitted Transfer”, upon the occurrence of such “Permitted Transfer” and application of the “Net Proceeds” therefrom in accordance with Article 5 of the Loan Agreement; and (ii) all reasonable costs, fees, expenses and other sums paid or incurred by or on behalf of Lender in exercising any of its rights, powers, options, privileges and remedies hereunder or under the Loan Agreement, including reasonable attorneys' fees and disbursements, plus any accrued interest thereon as provided therein, shall have been fully paid in cash. Quoted terms used in this Section shall have the meanings given thereto in the Loan Agreement.

5.5.	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

a.
The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Mortgagor to Mortgagee and, at the request of Mortgagee, shall be paid directly to Mortgagee: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Property or Collateral; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property or Collateral; and (iv) all interest which may accrue on any of the foregoing.  Subject to applicable law, and without regard to any requirement contained in this Mortgage, Mortgagee may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Secured Obligations in any order acceptable to Mortgagee, and/or Mortgagee may release all or any part of the proceeds to Mortgagor upon any conditions Mortgagee may impose.  Mortgagee may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Mortgagee; provided, however, in no event shall Mortgagee be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Mortgagee or its employees or agents.

b.
Mortgagee shall permit insurance or condemnation proceeds held by Mortgagee to be used for repair or restoration but shall condition such application upon reasonable conditions, including, without limitation:  (i) the deposit with Mortgagee of such additional funds which Mortgagee determines are needed to pay all costs of the repair or restoration, (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) the establishment of an arrangement for lien releases and disbursement of funds acceptable to Mortgagee (the arrangement contained in the Loan Agreement for obtaining lien releases and disbursing loan funds shall be deemed reasonable with respect to disbursement of insurance or condemnation proceeds); (iii) the delivery to Mortgagee of plans and specifications for the work, a contract for the work signed by a contractor acceptable to Mortgagee, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be acceptable to Mortgagee; and (iv) the delivery to Mortgagee of evidence acceptable to Mortgagee (aa) that after completion of the work the income from the Property will be sufficient to pay all expenses and debt service for the Property; (bb) of the continuation of Leases acceptable to and required by Mortgagee; (cc) that upon completion of the work, the size, capacity and total value of the Property will be at least as great as it was before the damage or condemnation occurred; (dd) that there has been no material adverse change in the financial condition or credit of Mortgagor and Borrower and any guarantor of the Note since the date of this Mortgage; and (ee) of the satisfaction of any additional conditions that Mortgagee may reasonably establish to protect its security.  Mortgagor hereby acknowledges that the conditions described above are reasonable, and, if such conditions have not been satisfied within 90 days of receipt by Mortgagee of such insurance or condemnation proceeds, then Mortgagee may apply such insurance or condemnation proceeds to pay the Secured Obligations in such order and amounts as Mortgagee in its sole discretion may choose.  Notwithstanding the foregoing, if (A) a Default shall have occurred and be continuing beyond any applicable notice and cure periods, (B) more than the greater of fifty percent (50%) or such percentage set forth in a Lease of the reasonably estimated fair market value of the Property is damaged or destroyed, (C) Mortgagee is not reasonably satisfied that the work can be completed six (6) months prior to the Maturity Date of the A-Note, (or if paid in full, then of the B-Note) or (D) Mortgagee is not reasonably satisfied that the work can be completed within nine (9) months of the damage to or destruction of the Property, Mortgagee shall have the option, in its sole discretion to apply any insurance proceeds it may receive pursuant to this Mortgage (less any reasonable cost to Mortgagee of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Mortgagee, including, without limitation, reasonable attorneys’ fees and expenses) to the payment of the Secured Obligations, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the work pursuant to the terms and subject to the conditions hereof.

5.6.
DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS.  At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Property and Collateral and title to and right of possession of the Property and Collateral, the security hereof and the rights and powers of Mortgagee hereunder against all adverse claims.  Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of any material damage to the Property or Collateral and of any condemnation offer or action.

5.7.	[Intentionally omitted.]

5.8.
RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY.  Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under this Mortgage (“Interested Parties”), Mortgagee may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Property and other security for the Secured Obligations.  None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of and security interests created by this Mortgage upon the Property and Collateral.

5.9.
SUBROGATION.  Mortgagee shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Mortgagee pursuant to the Loan Documents or by the proceeds of any loan secured by this Mortgage.

5.10.
RIGHT OF INSPECTION.  Subject to the rights of tenants, Mortgagee, its agents and employees, may enter the Property at any reasonable time for the purpose of inspecting the Property and Collateral and ascertaining Mortgagor’s compliance with the terms hereof.

ARTICLE 6.    DEFAULT PROVISIONS

6.1.	DEFAULT. For all purposes hereof, the term “Default” shall mean any default under any of the Replacement Notes, the Loan Agreement, or any of the other Loan Documents, including this Mortgage.

6.2.	RIGHTS AND REMEDIES. At any time after Default, Mortgagee shall have all the following rights and remedies:

a.	With or without notice, to declare all Secured Obligations immediately due and payable;

b.
With or without notice, and without releasing Mortgagor or Borrower from any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or Default of Mortgagor or Borrower and, in connection therewith, to enter upon the Property and do such acts and things as Mortgagee deems necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee under this Mortgage; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Mortgagee, is or may be senior in priority to this Mortgage, the judgment of Mortgagee being conclusive as between the parties hereto; (iii) to obtain insurance and  to pay any premiums or charges with respect to insurance required to be carried under this Mortgage; or (iv) to employ counsel, accountants, contractors and other appropriate persons;

c.
To foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay the Secured Obligations secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay;

d.
To apply to a court of competent jurisdiction for and to obtain appointment of a receiver of the Property under the terms set forth herein as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Mortgagor hereby consents to such appointment;

e.	To enter upon, possess, manage and operate the Property or any part thereof; and

f.
To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non judicial proceedings, or both;

Upon sale of the Property at any judicial or non-judicial foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole and absolute discretion) all or any portion of the Secured Obligations.  In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Mortgagee in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Property prior to foreclosure; (iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, the costs of any structural reports, hazardous waste reports or any remediation costs related thereto; (iv) anticipated discounts upon resale of the Property as a distressed or foreclosed property; and (v) such other factors or matters that Mortgagee deems appropriate.  In regard to the above, Mortgagor acknowledges and agrees that: (w) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (x) this Section does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; and (y) Mortgagee’s credit bid may be higher or lower than any appraised value of the Property.

6.3.
APPLICATION OF FORECLOSURE SALE PROCEEDS.  Except as may be otherwise required by applicable law, after deducting all costs, fees and expenses of Mortgagee, including, without limitation, cost of evidence of title and attorneys’ fees in connection with sale and costs and expenses of sale and of any judicial proceeding wherein such sale may be made, Mortgagee shall apply all proceeds of any foreclosure sale, notwithstanding any other provision for the application or priority thereof in the other Loan Documents: (a) to payment of all sums expended by Mortgagee under the terms hereof and not then repaid, with accrued interest at the rate of interest specified in the Loan Agreement to be applicable on or after maturity or acceleration of any of the Replacement Notes; (b) to payment of all other Secured Obligations; and (c) the remainder, if any, to the person or persons legally entitled thereto.

6.4.
APPLICATION OF OTHER SUMS.  All sums received by Mortgagee under this Mortgage, other than those described in Section 6.3, less all costs and expenses incurred by Mortgagee or any receiver, including, without limitation, attorneys’ fees, shall be applied in payment of the Secured Obligations as provided in the Loan Agreement; provided, however, after the occurrence of a Default such sums may instead be applied in such order as Mortgagee shall determine in its sole discretion; provided, however, Mortgagee shall have no liability for funds not actually received by Mortgagee.

6.5.
NO CURE OR WAIVER.  Neither Mortgagee’s nor any receiver’s entry upon and taking possession of all or any part of the Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any breach, Default or notice of Default under this Mortgage, or nullify the effect of any notice of Default or sale (unless all Secured Obligations then due have been paid and performed and Mortgagor has cured all other Defaults), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of, or security interests created by, this Mortgage.

6.6.
PAYMENT OF COSTS, EXPENSES AND ATTORNEYS’ FEES.   Mortgagor agrees to pay to Mortgagee immediately and without demand all costs and expenses incurred by Mortgagee pursuant to this Article 6 (including, without limitation, court costs and reasonable attorneys’ fees, whether incurred in litigation, including, without limitation, at trial, on appeal or in any bankruptcy or other proceeding, or not and the costs of any appraisals obtained in connection with a determination of the fair value of the Property).  In addition, Mortgagor will pay a reasonable fee for title searches, sale guarantees, publication costs, appraisal reports or environmental assessments made in preparation for and in the conduct of any such proceedings or suit.  All of the foregoing amounts must be paid to Mortgagee as part of any reinstatement tendered hereunder.  In the event of any legal proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Mortgagee.

6.7.
POWER TO FILE NOTICES AND CURE DEFAULTS.  Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney in-fact, which agency is coupled with an interest, to prepare, execute and file or record any document necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Property and Collateral, and upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Mortgagee may perform any obligation of Mortgagor hereunder.

6.8.
RECEIVERSHIP.  Mortgagor agrees that upon or at any time (i) after the occurrence of a Default, (ii) after the first publication of notice of sale for the foreclosure of this Mortgage under Minnesota Statutes, Chapter 580, (iii) with the commencement of an action to foreclose this Mortgage under Minnesota Statutes, Chapter 581, or (iv) during any period of redemption, Mortgagee, by application to the district court where the Property is located, by an action separate from any foreclosure under Chapter 580 or in the foreclosure action under 581 (it being understood and agreed that the existence of a foreclosure under Chapter 580 or a foreclosure action under Chapter 581 is not a prerequisite to any action for a receiver hereunder), will be entitled to appointment of a receiver for the Property.  Mortgagee’s right to appointment of a receiver will be without regard to waste, adequacy of the security or solvency of Mortgagor.  The court will determine the amount of any bond to be posted by the receiver.  The receiver, who will be an experienced property manager, will (until the Secured Obligations are paid in full and, in the case of a foreclosure sale, during the entire redemption period) collect the rents, manage the Property so as to prevent waste, execute leases within or beyond the period of the receivership if approved by the court, and apply the rents, profits and income in the following order:

(A)	payment of all reasonable fees of the receiver, if any, approved by the court;

(B)	repayment of tenant security deposits as required by Minnesota Statutes, Section 504B.178;

(C)	payment of real estate taxes and special assessments on the Property, or of any periodic escrow payments therefor required by the terms of this Mortgage or any prior encumbrance;

(D)	payment of insurance premiums, or of any periodic escrow payments therefor required by the terms of this Mortgage or any prior encumbrance;

(E)	payment for keeping the covenants of a lessor or licensor under Minnesota Statutes, Section 504B.161; and

(F)	payment of expenses for normal maintenance of the Property.

Payment of the balance of the rents, profits and income, if any, to Mortgagee is to be credited, prior to commencement of foreclosure, against the Secured Obligations secured hereby, in such order as Mortgagee may elect, or to be credited, after commencement of foreclosure, to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or to be credited, after a foreclosure sale, to any deficiency and then to the amount required to be paid to effect a redemption, pursuant to Minnesota Statutes, Sections 580.30, 580.23 and 581.10, or their successors, as the case may be, with any excess to be paid to Mortgagor; provided, however that if this Mortgage is not reinstated nor the Property redeemed, as and during the times provided by said Sections 580.30, 580.23 or 581.10, or their successors, the entire amount received pursuant hereto, after deducting therefrom the amounts applied by Mortgagee to any deficiency, shall be the property of the purchaser of the Property acquired through foreclosure.  The receiver shall file periodic accountings as the court determines are necessary and a final accounting at the time of his discharge.  Mortgagee shall have the right, at any time and without limitation, as provided in Minnesota Statutes, Section 582.03, to advance money to the receiver to pay any part or all of the expenses which the receiver should otherwise pay, if cash were available from the Property, and all sums so advanced, with interest at the Default Rate (as such rate is set forth in the Note), shall be a part of the sum required to be paid to redeem from any foreclosure sale.  Said sums shall be proved by the affidavit of Mortgagee, its agent or attorney, describing the expenses for which the same were advanced and describing the Property, which must be filed for record in the office where this Mortgage is recorded, and a copy thereof shall be furnished to the sheriff and the receiver at least ten (10) days before the expiration of any period of redemption.

Upon the happening of any of the events set forth above, or during any period of redemption after foreclosure sale, and prior to the appointment of a receiver as hereinabove provided, Mortgagee shall have the right to collect the rents, issues, profits and other income of every kind from the Property and apply the same in the manner hereinbefore provided for the application thereof by a receiver.  The rights set forth in this Section shall be binding upon the occupiers of the Property from the date of filing by Mortgagee in the office where this Mortgage is recorded, in the county in which the Property is located, of a notice of default in the terms and conditions of this Mortgage and service of a copy of the notice upon the occupiers of the Property.  Enforcement hereof shall not cause Mortgagee to be deemed a mortgagee in possession, unless it elects in writing to be so deemed.  For the purpose aforesaid, Mortgagee may enter and take possession of the Property, manage and operate the same and take any action which, in Mortgagee’s judgment, is necessary or proper to conserve the value of the Property.  Mortgagee may also take possession of, and for these purposes use, any and all of the Collateral (as defined in this Mortgage) contained in the Property.

The costs and expenses (including any receiver’s fees and attorneys’ fees) incurred by Mortgagee pursuant to the powers herein contained shall be immediately reimbursed by Mortgagor to Mortgagee on demand, shall be secured hereby and shall bear interest from the date incurred at the Default Rate.  Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto, other than to account for any rents, profits and income actually received by Mortgagee.

6.9.
REMEDIES CUMULATIVE. All rights and remedies of Mortgagee provided hereunder are cumulative and are in addition to all rights and remedies provided by applicable law or in any other agreements between Borrower and Mortgagee.  No failure on the part of Mortgagee to exercise any of its rights hereunder arising upon any Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Default.  No delay on the part of Mortgagee in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Default is continuing. Mortgagee may enforce any one or more remedies or rights hereunder successively or concurrently.  By accepting payment or performance of any of the Secured Obligations after its due date, Mortgagee shall not waive the agreement contained herein that time is of the essence, nor shall Mortgagee waive either its right to require prompt payment or performance when due of the remainder of the Secured Obligations or its right to consider the failure to so pay or perform a Default.

ARTICLE 7.    MISCELLANEOUS PROVISIONS

7.1.
ADDITIONAL PROVISIONS.  The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations.  The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Borrower which apply to this Mortgage and to the Property and Collateral and such further rights and agreements are incorporated herein by this reference.  Where Mortgagor and Borrower are not the same, “Mortgagor” means the owner of the Property in any provision dealing with the Property, “Borrower” means the obligor in any provision dealing with the Secured Obligations, and both where the context so requires.

7.2.
ATTORNEYS’ FEES.  If the Note is placed with an attorney for collection or if an attorney is engaged by Mortgagee to exercise rights or remedies or otherwise take actions to collect thereunder or under any other Loan Document, as defined in the Loan Agreement, or if suit be instituted for collection, enforcement of rights and remedies, then in all events, Mortgagor agree(s) to pay all reasonable costs of collection, exercise of remedies or rights or other assertion of claims, including, but not limited to, reasonable attorneys’ fees, whether or not court proceedings are instituted, and, where instituted, whether in district court, appellate court, or bankruptcy court.

7.3.
NO WAIVER.  No previous waiver and no failure or delay by Mortgagee in acting with respect to the terms of the Replacement Notes or the Mortgage shall constitute a waiver of any breach, default, or failure of condition under the Replacement Notes, the Mortgage or the obligations secured thereby.  A waiver of any term of the Replacement Notes, the Mortgage or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.  In the event of any inconsistencies between the terms of the Replacement Notes and the terms of any other document related to the loan evidenced by the Replacement Notes, the terms of the Loan Agreement shall prevail.

7.4.	MERGER. No merger shall occur as a result of Mortgagee’s acquiring any other estate in, or any other lien on, the Property unless Mortgagee consents to a merger in writing.

7.5.
SUCCESSORS IN INTEREST.  The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section does not waive or modify the provisions of the Section above titled “Due on Sale or Encumbrance”.

7.6.
GOVERNING LAW.  This Mortgage shall be construed in accordance with the laws of the state where the Property is located without giving effect to the choice of law provisions thereof, except to the extent that federal laws preempt the laws of such state.

7.7.	EXHIBITS INCORPORATED. All exhibits, schedules or other items attached hereto are incorporated into this Mortgage by such attachment for all purposes.

7.8.
NOTICES.  All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Mortgage shall be in writing and shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default shall be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid.  Notices so sent shall be effective 3 days after mailing, if mailed by first class mail, and otherwise upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  For purposes of notice, the address of the parties shall be:

Mortgagor:                                Eagle IV Realty, LLC
c/o Sentinel Real Estate Corporation
1251 Avenue of the Americas
New York, New York 10020
Attn: George N. Tietjen, III

With a copy to:                                           Ingram Yuzek Gainen Carroll & Bertolotti, LLP
250 Park Avenue
New York, New York 10177
Attn: David J. Zinberg, Esq.

Mortgagee:	WELLS FARGO BANK, NATIONAL ASSOCIATION
Special Situations Group
375 Park Avenue, 5th Floor
New York, NY 10152
Attn: Michael Cook

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of 30 days notice to the other party in the manner set forth hereinabove.  Mortgagor shall forward to Mortgagee, without delay, any notices, letters or other communications delivered to the Property or to Mortgagor naming Mortgagee, “Lender” or the “Construction Mortgagee” or any similar designation as addressee, or which could reasonably be deemed to affect the construction of the Improvements or the ability of Mortgagor to perform its obligations to Mortgagee under the Replacement Notes or the Loan Agreement.

Mortgagor requests a copy of any statutory notice of default and a copy of any statutory notice of sale be mailed to Mortgagor at the address set forth above.

7.9.
ADVERTISING.  In connection with the Loan, Mortgagor hereby agrees that Wells Fargo & Company and its subsidiaries (“Wells Fargo”) may publicly identify details of the Loan in Wells Fargo advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e-mail, or internet advertising or communications.  Such details may include the name of the Property, the address of the Property, the amount of the Loan, the date of the closing and a description of the size/location of the Property.

7.10.
WAIVER OF MARSHALING RIGHTS.  Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property hereby waives all rights to have the Property and/or any other property marshaled upon any foreclosure of the lien of this Mortgage or on a foreclosure of any other lien securing the Secured Obligations.  Mortgagee shall have the right to sell the Property and any or all of said other property as a whole or in separate parcels, in any order that Mortgagee may designate.

7.11.
POWER OF SALE; WAIVER OF HEARING ON FORECLOSURE.  THIS MORTGAGE CONTAINS A POWER OF SALE AND UPON THE OCCURRENCE OF A DEFAULT MAY BE FORECLOSED BY ADVERTISEMENT.  MORTGAGOR HEREBY WAIVES ALL RIGHTS UNDER THE CONSTITUTION AND LAWS OF THE UNITED STATES AND THE STATE OF MINNESOTA TO A HEARING PRIOR TO SALE IN CONNECTION WITH FORECLOSURE OF THIS MORTGAGE BY ADVERTISEMENT AND ALL NOTICE REQUIREMENTS EXCEPT AS SET FORTH IN THE MINNESOTA STATUTE PROVIDING FOR FORECLOSURE BY ADVERTISEMENT.

7.12.
FUTURE ADVANCE MORTGAGE.  All future advances under the Replacement Notes, this Mortgage and the other Loan Documents shall have the same priority as if the future advance was made on the date that this Mortgage was recorded.  Notice is hereby given that the Loan secured hereby may increase as a result of defaults hereunder by Mortgagor, which may include (but are not limited to) unpaid interest or late charges, unpaid taxes, assessments or insurance premiums, or other costs which Mortgagee elects to advance, defaults under Leases that Mortgagee elects to cure, attorney fees or costs incurred in enforcing the Loan Documents, or other expenses incurred by Mortgagee in protecting the Property, the security of this Mortgage or Mortgagee’s rights and interests.  The unpaid Loan (inclusive of all such future advances), together with all accrued but unpaid interest thereon as provided in the Replacement Notes and this Mortgage, will be paid on the respective Maturity Date of each of the Replacement Notes (if not required to be paid prior to that time by any other provisions of the Replacement Notes, this Mortgage and/or the other Loan Documents).

7.13.	WAIVER OF HOMESTEAD. Mortgagor hereby waives any and all homestead rights in the Property.

                                                                            [signature follows]

853664v9   012381.0100

Loan No. [LOAN NUMBER]

            IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year set forth above.

“Mortgagor”

EAGLE IV REALTY, LLC,
a Delaware limited liability company

By:           SB Partners Real Estate Corporation
a New York corporation, its manager

By:           /s/ George N. Tietjen III
Name:           George N. Tietjen III
Title:           Vice President

STATE OF _______________                                                      )
) ss.
COUNTY OF                                           )

The foregoing instrument was acknowledged before me this ____ day of ____________ 200_, by ____________________ , the ____________________ of ____________________ , a ____________________  for and on behalf of said ____________________ .

Notary Public

This instrument was drafted by:

Moses & Singer LLP
405 Lexington Avenue
New York, NY 10174

853664v9   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT A

DESCRIPTION OF PROPERTY

Exhibit A to Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement executed by EAGLE IV REALTY, LLC, as Mortgagor, to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Mortgagee, dated as of _________________.

All the certain real property located in the County of Hennepin, State of Minnesota, described as follows:

PARCEL 1:

Lot 1, Block 1, C.E.D. Plaza, Hennepin County, Minnesota.

PARCEL 2:

That part of vacated 73rd Avenue North as dedicated in the plat of C.E.D. Plaza which lies westerly of the southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza, and which lies northerly and easterly of Line "A" described below; and

That part of vacated 73rd Avenue North as dedicated in the plat of Deerwood Homes 4th Addition which lies westerly of the southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza, and which lies northerly and easterly of Line "A" described below.

Line "A": Beginning at the most westerly corner of Outlot E in Deerwood Homes 4th Addition; thence North 71 degrees 20 minutes 15 seconds West, assumed bearing, along the northwesterly extension of the southwesterly line of said Outlot E a distance of 77.01 feet; thence northwesterly a distance of 323.22 feet, along a tangential curve concave to the Southwest having a radius of 1,045.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

PARCEL 3:

That part of vacated County Road No. 130, now known as 73rd Avenue North, as donated and dedicated in the plat of C.E.D. Plaza, according to the recorded plat, Hennepin County, Minnesota, which lies West of the southerly extension of the East line of Lot 1, Block 1 C.E.D. Plaza and which lies northerly of a line 40.00 feet Northeasterly and Northerly of and parallel with the following-described line: Commencing at the northeast corner of the Southeast Quarter of Section 26, Township 119, Range 22; thence South 0 degrees 56 minutes 42 seconds East, assumed bearing, along the East line of said Southeast Quarter 26837 feet to the point of beginning of said line to be herein described; thence North 71 degrees 20 minutes 15 seconds West 724.84 feet; thence Northwesterly 310.86 feet along a tangential curve, concave to the Southwest, having a radius of 1005.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

PARCEL 4:

That part of vacated 73rd Avenue North as dedicated in the plat of TROUT PONDS which lies northeasterly of the following-described line: Beginning at the most westerly comer of Outlot E in Deerwood Homes 4th Addition; thence North 71 degrees 20 minutes 15 seconds West, assumed bearing, along the northwesterly extension of the southwesterly line of said Outlot E a distance of 77.01 feet; thence northwesterly a distance of 323.22 feet, along a tangible curve concave to the Southwest having a radius of 1,045.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

Assessor’s Parcel Number or PIN:  26-119-22-14-0002.

Property Address:  11400 73rd Avenue North, Maple Grove, MN

853664v9   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT B

NON-BORROWER MORTGAGOR RIDER

Exhibit B to Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement executed by EAGLE IV REALTY, LLC, as Mortgagor, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Mortgagee, dated as of ___________________.

To the extent this Mortgage secures a promissory note and other loan documents (“Loan Documents”) made by a party or parties (“Borrower”) not identical to the party or parties constituting Mortgagor, the party or parties constituting Mortgagor agree as follows:

1.
CONDITIONS TO EXERCISE OF RIGHTS.  Mortgagor hereby waives any right it may now or hereafter have to require Mortgagee, as a condition to the exercise of any remedy or other right against Mortgagor hereunder or under any other document executed by Mortgagor in connection with any Secured Obligation: (a) to proceed against any Borrower or other person, or against any other collateral assigned to Mortgagee by Mortgagor or any Borrower or other person; (b) to pursue any other right or remedy in Mortgagee’s power; (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Mortgagee by any Borrower or other person (other than Mortgagor), or otherwise to comply with the Minnesota Uniform Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral; or (d) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Secured Obligation or any collateral (other than the Property) for any Secured Obligation.

2.
WAIVERS.  Mortgagor waives:  (a) any defense based upon any legal disability or other defense of any Borrower, guarantor of the Loan Documents or other person, or by reason of the cessation or limitation of the liability of any Borrower from any cause other than full payment of all sums payable under the Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of a Borrower or any principal of a Borrower or any defect in the formation of any Borrower or any principal of any Borrower; (c) any defense based upon the application by any Borrower of the proceeds of the loan evidenced by the Loan Documents for purposes other than the purposes represented by any Borrower to Mortgagee or intended or understood by Mortgagee or Mortgagor; (d) any and all rights and defenses arising out of an election of remedies by Mortgagee with respect to any Borrower and the Loan Documents; (e) any defense based upon Mortgagee’s failure to disclose to Mortgagor any information concerning any Borrower’s financial condition or any other circumstances bearing on any Borrower’s ability to pay all sums payable under the Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Mortgagee’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute with respect to any Borrower and the Loan Documents; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Mortgagee may have against Borrower and any right to participate in, or benefit from, any security for the obligations evidenced by the Loan Documents now or hereafter held by Mortgagee; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Mortgagor hereunder or the enforcement hereof.  Mortgagor further waives any and all rights and defenses that Mortgagor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Mortgagee may collect from Mortgagor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Mortgagee forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Mortgagee may collect from Mortgagor even if Mortgagee, by foreclosing on the real property collateral, has destroyed any right Mortgagor may have to collect from Borrower.  The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Mortgagor may have because Borrower’s debt is secured by real property.  Without limiting the generality of the foregoing or any other provision hereof, Mortgagor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution.  Finally, Mortgagor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to Mortgagor’s liability hereunder.

3.
SUBROGATION.  Mortgagor hereby waives, until such time as all Secured Obligations are fully performed: (a) any right of subrogation against any Borrower that relates to any Secured Obligation; (b) any right to enforce any remedy Mortgagor may now or hereafter have against any Borrower that relates to any Secured Obligation; and (c) any right to participate in any collateral now or hereafter assigned to Mortgagee with respect to any Secured Obligation.

4.
BORROWER INFORMATION.  Mortgagor warrants and agrees: (a) that Mortgagee would not make the Loan but for this Mortgage; (b) that Mortgagor has not relied, and will not rely, on any representations or warranties by Mortgagee to Mortgagor with respect to the credit worthiness of any Borrower or the prospects of repayment of any Secured Obligation from sources other than the Property; (c) that Mortgagor has established and/or will establish adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each Borrower; (d) that Mortgagor assumes full responsibility for keeping informed with respect to each Borrower’s business operations, if any, and financial condition; (e) that Mortgagee shall have no duty to disclose or report to Mortgagor any information now or hereafter known to Mortgagee with respect to any Borrower, including, without limitation, any information relating to any of Borrower’s business operations or financial condition; and (f) that Mortgagor is familiar with the terms and conditions of the Loan Documents and consents to all provisions thereof.

5.
REINSTATEMENT OF LIEN.  Mortgagee’s rights hereunder shall be reinstated and revived, and the enforceability of this Mortgage shall continue, with respect to any amount at any time paid on account of any Secured Obligation which Mortgagee is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to any Borrower.

6.
SUBORDINATION.  Until all of the Secured Obligations have been fully paid and performed: (a) Mortgagor hereby agrees that all existing and future indebtedness and other obligations of each Borrower to Mortgagor (collectively, the “Subordinated Debt”) shall be and are hereby subordinated to all Secured Obligations which constitute obligations of the applicable Borrower, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Secured Obligations; (b) Mortgagor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Borrower with respect to any Subordinated Debt is received by Mortgagor, such payment or distribution shall be held in trust and immediately paid over to Mortgagee, is hereby assigned to Mortgagee as security for the Secured Obligations, and shall be held by Mortgagee in an interest bearing account until all Secured Obligations have been fully paid and performed.

7.	HAZARDOUS MATERIALS.

a.
Definitions. "Hazardous Materials Claims" as used herein shall mean any claims, actions, proceedings or investigations known to, pending or threatened against Borrower or the Properties by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.  "Hazardous Materials" as used herein shall mean collectively any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are  "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "wastes," "regulated substances," "industrial solid wastes," or "pollutants or contaminants" under the Hazardous Materials Laws, as described below, and/or any other applicable environmental laws, ordinances and regulations.  "Hazardous Materials" shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Properties which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.  "Hazardous Materials Laws" as used herein shall mean all laws, ordinances and regulations relating to Hazardous Materials, including, without limitation: any and all applicable federal, state or local directive, statute, law, rule, regulation, ordinance or rule of common law in effect and any judicial or administrative decision, including any judicial or administrative order, consent decree or judgment, relating to the control of any pollutant or hazardous material, the protection of the environment or the effect of the environment on human health, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1252 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 20 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right to Know Act, as amended, 42 U.S.C. Section 11001 et seq.; and the Minnesota Environmental Response and Liability Act, Minn. Stat. Section 115B.02 et seq.; each as now and hereafter amended, and the regulations thereunder, and any other local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Properties; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

b.	Hazardous Materials Covenants. Mortgagor agrees as follows:

(i)
No Hazardous Activities.  Mortgagor shall not cause or, subject to the provisions of Leases, permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, except for any such Hazardous Materials that are used, stored and handled in accordance with all Hazardous Materials Laws.

(ii)	Compliance. Mortgagor shall comply and, subject to the provisions of Leases, cause the Property and Collateral to comply with all Hazardous Materials Laws.

(iii)
Notices.  Mortgagor shall immediately notify Mortgagee in writing of: (A) the discovery of any Hazardous Materials on, under or about the Property and Collateral of which Mortgagor has knowledge (unless such Hazardous Materials are used, stored and handled in accordance with Hazardous Materials Laws); (B) any knowledge by Mortgagor that the Property and Collateral does not comply with any Hazardous Materials Laws; (C) any Hazardous Materials Claims of which Mortgagor has knowledge; and (D) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property and Collateral of which Mortgagor has knowledge that could cause the Property and Collateral or any part thereof to become contaminated through the migration of Hazardous Materials onto, above or under the Property.

(iv)
Remedial Action.  In response to the presence of any Hazardous Materials on, under or about the Property, Mortgagor shall immediately take, at Mortgagor’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

c.
Inspection By Mortgagee.  Upon reasonable prior notice to Mortgagor and subject to rights of tenants, Mortgagee, its employees and agents may from time to time (whether before or after the commencement of a foreclosure proceeding) enter and inspect the Property and Collateral for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and Collateral.  Mortgagor shall deliver to Mortgagee, within thirty (30) days after the date hereof, a Phase I environmental report for the Property.  In the event that such report indicates that further testing is required or recommended, such testing shall be arranged for by Mortgagor at Mortgagor’s sole cost and expense, which shall include obtaining a Phase II environmental report within sixty (60) days after receipt of a Phase I indicating that such Phase II is required or recommended, and Mortgagor shall otherwise comply with Section 7.b(iv) above in the event that such report or further testing indicate that any necessary action must be taken.

d.
Hazardous Materials Indemnity. MORTGAGOR HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS MORTGAGEE, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, “INDEMNITEES”) FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH MORTGAGEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY AND COLLATERAL.  NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 7.d TO THE CONTRARY, MORTGAGOR SHALL HAVE NO OBLIGATION TO INDEMNIFY ANY OF THE INDEMNITEES PURSUANT TO THIS SECTION 7.d FOR LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES RELATIVE TO THE FOREGOING TO THE EXTENT RESULTING FROM ANY INDEMNITEE, AND ITS SUCCESSORS’ OR ASSIGNS’, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR RESULTING FROM ANY HAZARDOUS MATERIAL INITIALLY PLACED IN, ON, UNDER OR ABOUT THE PROPERTY DURING POSSESSION OF THE PROPERTY OR PROPERTIES, AS APPLICABLE, BY INDEMNITEE, OR ITS SUCCESSORS’ OR ASSIGNS’. MORTGAGOR SHALL IMMEDIATELY PAY TO MORTGAGEE UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE.  MORTGAGOR’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS MORTGAGEE SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE.

8.
LAWFULNESS AND REASONABLENESS.  Mortgagor warrants that all of the waivers in this Mortgage are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Mortgagor may destroy or impair rights which Mortgagor would otherwise have against Mortgagee, Borrower and other persons, or against collateral.  Mortgagor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

9.
ENFORCEABILITY.  Mortgagor hereby acknowledges that: (a) the obligations undertaken by Mortgagor in this Mortgage are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Mortgagee’s consideration for entering into this transaction, Mortgagee has specifically bargained for the waiver and relinquishment by Mortgagor of all such defenses, and (d) Mortgagor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.  Given all of the above, Mortgagor does hereby represent and confirm to Mortgagee that Mortgagor is fully informed regarding, and that Mortgagor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Mortgagor, and (iv) the legal consequences to Mortgagor of waiving such defenses.  Mortgagor acknowledges that Mortgagor makes this Mortgage with the intent that this Mortgage and all of the informed waivers herein shall each and all be fully enforceable by Mortgagee, and that Mortgagee is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

10.
DISCLOSURE OF INFORMATION; PARTICIPATIONS.  Mortgagor understands and agrees that Mortgagee may elect, at any time, to sell, assign, or participate all or any part of Mortgagee’s interest in the Loan, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Mortgagee’s sole discretion.  Mortgagor further agrees that Mortgagee may disseminate to any such potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Mortgagee with respect to: (a) the Property and Collateral and its operation; (b) any party connected with the Loan (including, without limitation, the Mortgagor, Borrower, any partner of Borrower and any guarantor); and/or (c) any lending relationship other than the Loan which Mortgagee may have with any party connected with the Loan.

11.
WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS MORTGAGE, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND MORTGAGEE HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS MORTGAGE AND MORTGAGEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND MORTGAGEE TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.
INTEGRATION; INTERPRETATION. This Mortgage and the other Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. This Mortgage and the other Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Mortgagee in writing.

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